EX10.3 - Declaration of Trust

DECLARATION OF TRUST

This Declaration of Trust verifies that Myron Kinach of 115 Garfield Street #3855, Sumas, Washington, 98295 does hereby declare that title to the mineral claims shown below are held in the name of Myron Kinach but that all these claims are held in trust for Denver Resources Inc. of 115 Garfield Street #3855, Sumas, Washington, 98295.  The claims are:

NAME OF CLAIM	TENURE NUMBER	AREA	PERCENTAGE OF TITLE
		(hectares)

RB1	507404	422.213	100%
RB2	509811	253.278	100%

The above mineral claims are in the Liard Mining Division of British Columbia.

Myron Kinach has no interest whatsoever in the said mineral claims other than that of a bare trustee and that any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the said mineral claims do not in any manner belong to Myron Kinach, but are the property of the said Denver Resources Inc.

Myron Kinach will deliver full title on demand to Denver Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.

DATED for reference the 30th day of March 2005.

/s/  Myron Kinach

_______________________________
Myron Kinach